Exhibit 4.4

Execution Version

FORM OF GUARANTY

In consideration of loans, advances, and all other credit transactions and financial accommodations given or to be given or to be continued from time to time to Psyence Biomedical Ltd., (“Borrower”) by [               ] and any of its affiliates (collectively, “Lender”), the undersigned Psyence Biomed II Corp. (“Guarantor”) hereby agrees with Lender as follows:

1.             Guarantor hereby irrevocably and unconditionally guarantees the punctual payment and performance to Lender of any and all present and future obligations and liabilities of Borrower to Lender when due, whether at stated maturity by acceleration or otherwise, whether now or hereafter existing or arising, direct or indirect, liquidated or contingent, secured or unsecured, due or to become due, joint or several, and howsoever arising, and whether for principal, interest (including, without limitation, interest accruing after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable thereunder), premiums, costs, expenses, indemnity payments, fees, claims, damages, costs, taxes and expenses of enforcement, including, without limitation, all attorneys’ fees incurred by Lender in connection with the enforcement of any of its rights against Borrower, Guarantor or any other person liable for any of the foregoing, in each case, all as set forth in the promissory note, dated as of the date hereof, in the principal amount of $1,562,000 from Borrower for the benefit of Lender (the “Note”), or in any other document, instrument or agreement heretofore or hereafter executed or delivered in connection therewith (the Note and each such other document, instrument or agreement, as amended, supplemented or otherwise modified from time to time and any replacements thereof, are hereinafter collectively referred to as the “Loan Documents”), whether or not the principal obligation under the Note is undersecured or oversecured or whether the interest obligation under the Note is deemed allowable or provable or interest is deemed to be accruing against Borrower (collectively, the “Guaranteed Obligations”).

2.1             General Representations and Warranties. Guarantor represents and warrants to Lender that: (i) the execution, delivery and performance by Guarantor of this Agreement, any other Loan Document to which Guarantor is a party and any other agreement executed in connection herewith by Guarantor do not and will not violate or conflict with, if Guarantor is a non-natural person, its constituent documents or, if Guarantor is a trust, the trust agreement governing the trust, and, in all cases, with any law, rule, regulation, judgment or order binding on Guarantor or Guarantor’s assets, or any agreement or instrument to which Guarantor is a party or by which Guarantor or Guarantor’s assets are bound; (ii) this Agreement, any other Loan Document to which Guarantor is a party and any other agreement executed in connection herewith by Guarantor have been duly authorized and executed by Guarantor, and constitute legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms and Guarantor will receive direct or indirect benefits by reason of the extension of credit by Lender to Borrower; (iii) no authorization, consent, approval or license from, or filing or registration with, any court, governmental agency, fiscal authority or public office is necessary in connection with the execution, delivery or performance by Guarantor of this Agreement, any other Loan Document to which Guarantor is a party or any other agreement executed in connection herewith by Guarantor, except such as have been taken or obtained and are in full force and effect; (iv) there are no pending or threatened investigations, actions, suits or proceedings against or affecting Guarantor, or if applicable, any of Guarantor’s subsidiaries, before any arbitrator, court, commission, bureau or other governmental agency or instrumentality, which (A) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document to which Guarantor is a party or the consummation of the transactions contemplated hereby or (B) could reasonably be expected to have a material adverse effect on the financial condition, operations, business, assets or prospects of Guarantor, and if applicable, Guarantor’s subsidiaries; (v) the financial statements of Guarantor previously delivered to Lender are true, correct and complete and fairly present the financial condition of Guarantor, and if applicable, Guarantor’s subsidiaries, as of the date thereof and there has been no material adverse change in the financial condition of Guarantor, and if applicable, Guarantor’s subsidiaries, since the date of the last financial statement of Guarantor delivered to Lender; (vi) Guarantor is, and after giving effect to the incurrence of all obligations hereunder will be and will continue to be, solvent; (vii) the information regarding Guarantor set forth opposite Guarantor’s signature below (“Guarantor Information”) is true, correct and complete on the date hereof; (viii) Guarantor has all necessary right, power and authority to own Guarantor’s property and assets, to transact the business in which Guarantor is engaged and to grant to Lender the guaranty hereunder, and has taken all necessary action to authorize all filings and recordations in connection herewith; (ix) there is no tax, levy, impost, deduction, charge or withholding imposed by Guarantor’s country or any political subdivision thereof on or by virtue of the execution, delivery or enforcement of this Agreement; (x) Guarantor has, independently and without reliance upon Lender and based on such documents and information as Guarantor has deemed appropriate, made Guarantor’s own credit analysis and decision to enter into this Agreement, and Guarantor has established adequate means of obtaining from any other source on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of Borrower and any other relevant party; (xi) no person, including Lender, Borrower, has made any representation to Guarantor as to any matter which may affect or in any way relate to the financial condition, relationships or transactions of Borrower, or any other person, including the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Borrower or any such other person; and (xii) Lender is not obligated to notify Guarantor or any other person of any change in the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Borrower or of any other person, and none of such changes shall release or otherwise impair any of the rights of Lender against Guarantor;

2.2           Additional Representations and Warranties for Business Entities. If Guarantor is a non-natural person, it also represents and warrants to Lender that: (i) Guarantor is duly organized and validly existing in good standing under the laws of Guarantor’s jurisdiction of formation, and is duly qualified in each jurisdiction where Guarantor’s business or property so requires; (ii)  all necessary actions have been taken by the managers, directors, members, partners or shareholders of Guarantor, as the case may be for the execution, delivery of, and performance by Guarantor under, this Agreement and the other Loan Documents to which it is a party; (iii) Guarantor is owned, directly or indirectly, and controlled by those parties or party set forth opposite Guarantor’s signature; and (iv) Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.3           Reserved.

2.4           Additional Representations and Warranties for Foreign Individuals or Non-Natural Persons1. If Guarantor is a foreign individual or a non-natural person, Guarantor also represents and warrants to Lender that: (i) this Agreement is in proper legal form under the law of Guarantor’s country (as set forth opposite Guarantor’s signature) for the enforcement thereof against Guarantor under such law; and to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in Guarantor’s country it is not necessary that this Agreement or any other document be filed or recorded with any court or other authority in Guarantor’s country or that any stamp or similar tax be paid on or in respect of this Agreement; (ii) under the laws of Guarantor’s country or any political or taxing authority thereof or therein to which Guarantor is subject, Guarantor will not be required to make any deduction or withholding from any payment Guarantor may make to Lender hereunder; (iii) there is no tax, levy, impost, deduction, charge or withholding imposed by Guarantor’s country or any political subdivision thereof on or by virtue of the execution, delivery or enforcement of this Agreement; (iv) the submission by Guarantor to the jurisdiction of the courts specified in this Agreement and any appointment of agent for the service of process of such courts are valid and binding upon Guarantor and not subject to revocation; and (v) to the best of Guarantor’s knowledge, there are no treaties or laws which would preclude the recognition of any judgment rendered by any state or federal court sitting in the State of New York, and the enforcement of any such judgment, by the courts of Guarantor’s country, and Guarantor agrees that Guarantor shall interpose no defense or claim against and shall consent to the issuance of all necessary documents by the courts of Guarantor’s country in order to execute upon such judgment.

3.             Guarantor covenants and agrees with Lender that so long as this Agreement remains in effect or any portion of the Guaranteed Obligations or other amount is owing to Lender hereunder or under any Loan Document: (a) Guarantor is not engaged in, nor will it engage in, any business or transaction for which any property remaining with Guarantor constitutes unreasonably small capital; (b) Guarantor has not made, nor will it make, any transfer, nor incurred, nor will incur, any obligation (including pursuant to this Agreement) with actual intent to hinder, delay or defraud any person; (c) Guarantor is presently informed of the financial condition of Borrower and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Guaranteed Obligations, and Guarantor will continue to keep informed of Borrower’s financial condition, the status of other guarantors, if any, and of all other circumstances that bear upon the risk of nonpayment; (d) Guarantor will promptly notify Lender of the occurrence of any Default hereunder or otherwise in respect of the Guaranteed Obligations and of any default under any Loan Document to which Guarantor is a party or which has a party that Guarantor owns or controls; (e) Lender shall not be obligated to notify Guarantor or any other person of any change in the business, assets, liabilities, type or value of any security therefor, financial condition, management or control of Borrower or of any other person, and none of such changes shall release or otherwise impair any of the rights of Lender against Guarantor; (f) Guarantor will not change any of the Guarantor Information without the prior written consent of Lender; (g) Lender may rely upon any written (including, without limitation, fax), telephonic or oral communication in good faith believed by Lender to have been authorized by Guarantor; provided, however, that if any such communication is oral or telephonic, it shall be promptly confirmed in writing (including, without limitation, by fax) (but the lack of such confirmation or any conflict between such confirmation and the relevant telephonic or oral communications shall not affect any action taken by Lender in reliance on such telephonic or oral communications prior to receipt of such confirmation); (h) Guarantor shall deliver to Lender from time to time as requested by Lender, within ten Business Days of Lender’s request, financial statements that have been previously prepared by Guarantor and are then available to Guarantor, which financial statements shall be prepared in accordance with sound accounting principles and are otherwise consistent with the financial statements of Guarantor previously delivered to Lender, certified to Lender by Guarantor as accurately reflecting the financial condition of Guarantor as of the date thereof and, in all events, Guarantor shall deliver to Lender such additional financial or other information as Lender may from time to time reasonably request; (i) Guarantor shall not become insolvent; (j) Guarantor shall not incur or suffer to exist indebtedness of Guarantor, whether recourse or nonrecouse, absolute or contingent (including, but not limited to, guarantees), whether now existing or hereafter arising without written approval of Lender, other than inter-company indebtedness with affiliates of Guarantor, (k) Guarantor shall not create, incur, assume or suffer to exist any lien upon any of its property, whether now owned or hereafter acquired, other than in favor of Lender, (l) Guarantor shall not dispose of any of its property, whether now owned or hereafter acquired, having a fair market value in excess of $100,000, (m) if Guarantor is a non-natural person, Guarantor shall not sell, transfer, pledge or encumber or permit the sale, transfer, pledge or encumbrance of any interest in Guarantor, directly or indirectly, that would cause a change in Guarantor’s direct parent company and (n) if Guarantor is a non-natural person, Guarantor shall not seek or effect its liquidation, dissolution, winding up, consolidation, division or merger.

4.             Upon the happening of any of the following (each a “Default”) with respect to Guarantor or any other person liable for any of the Guaranteed Obligations: (i) failure to pay any Guaranteed Obligation when due, (ii) dissolution, liquidation or suspension of such person’s business, (iii) default in the payment of any indebtedness in excess of $100,000, other than with respect to inter-company indebtedness with affiliates of Guarantor, (iv) failure to furnish financial information to Lender in accordance with Section 3 hereof, (v) any representation made to Lender shall be false or misleading in any material respect when made or deemed made, (vi) a material adverse change in Guarantor’s ability to perform and pay the Guaranteed Obligations, as determined by Lender in its reasonable discretion, (vii) default in the performance or observance of any covenant, agreement or obligation hereunder and the failure to cure any such default within ten Business Days’ of Lender’s request, or default in the performance or observance of any covenant, agreement or obligation under any other Loan Document, after the expiration of any applicable cure or grace periods, (viii) insolvency (howsoever determined), (ix) the commencement of any proceedings by or against any of them under any bankruptcy, reorganization, arrangement of debt, insolvency, receivership, liquidation, dissolution or similar laws relating to the relief of debtors, or the making of an assignment for the benefit of creditors, and with respect to any such proceeding brought against any of them, the failure to dismiss such proceeding within 60 days, or (x) one or more judgments have been entered against Guarantor in the aggregate amount exceeding $200,000 in excess of any applicable insurance coverage; then and in any such event, and at any time thereafter, Lender may, at its sole election, without notice to Borrower or any other person (except as otherwise provided in the Loan Documents), make the Guaranteed Obligations to Lender, whether or not then due, immediately due and payable hereunder by Guarantor, provided that in the event of any Default described in Section 4(ix) above, such Guaranteed Obligations shall automatically become due and payable without any election by Lender. Guarantor will forthwith pay the Guaranteed Obligations then due and payable, upon notice of such default and request for payment, but without any other written legal notice or demand, in United States Dollars in immediately available funds at the office of Lender set forth in the signature page hereto and Lender shall be entitled to enforce the obligations of Guarantor hereunder.

5.             Guarantor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, all defenses, counterclaims, rights of setoff, any requirement that Lender first proceed against Borrower any guarantor or any other security, any requirement that Lender join Borrower or any other party in any action against Guarantor hereunder, all requirements for notice of any kind, demand, protest, presentment, notice of non-payment, default or dishonor of any Guaranteed Obligation, notice of acceptance hereof or notice that credit has been extended in reliance on this Agreement, notice of inability to enforce performance of the Guaranteed Obligations, notice of acceleration of maturity of any Guaranteed Obligations, demand for performance or observance of, and any enforcement of any provision of any Loan Document or the Guaranteed Obligations or any pursuit or exhaustion of rights or remedies against Borrower Guarantor or any other person in respect of the Guaranteed Obligations or any requirement of diligence or promptness on the part of Lender in connection with any of the foregoing, marshalling of assets and the like, including without limitation, any right to notice or judicial hearing in connection with Lender’s taking possession of or disposition of any collateral, any notice of any sale, transfer or other disposition by Lender of any Guaranteed Obligation, any requirement that Lender first proceed against Borrower, any collateral or any other person or non-natural person liable for any of the Guaranteed Obligations, any sale, lease or transfer of any of the assets of Borrower or Guarantor to any other person, or any other change of form, structure, or status under any law in respect of Borrower or Guarantor or any change in the interests in Borrower or Guarantor, any increase in principal amount of, or extension of the time for payment of the principal of or interest on, any Guaranteed Obligation, and all damages occasioned by any of the foregoing (except as finally determined by a competent court to have been the direct result of Lender’s gross negligence or willful misconduct). No invalidity, irregularity or unenforceability of any Guaranteed Obligations shall affect, impair or be a defense to any of Guarantor’s obligations or agreements or any of Lender’s rights or remedies hereunder. Lender may from time to time, without notice to or consent by Guarantor, and without affecting or impairing Guarantor’s obligations or agreements or Lender’s rights and remedies hereunder: (i) change the manner, place, timing or terms of payment of, or the interest rate on, any of the Guaranteed Obligations, any security therefore or other guaranty thereof, or increase, renew, extend, settle, compromise, accelerate, or alter any of the same or otherwise modify, amend, waive, change or consent to departure from any term of any Loan Document or any other guaranty of any of the Guaranteed Obligations and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, accelerated or altered, (ii) sell, release, exchange, settle, compromise or otherwise dispose of or deal with any property or other security for any of the Guaranteed Obligations or subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to their respective creditors other than Lender and Guarantor, (iii) exercise (in such order as Lender may choose), or refrain from exercising, any rights against Borrower Guarantor or any other person or non-natural person liable for any of the Guaranteed Obligations and (iv) apply any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations regardless of what Guaranteed Obligations remain unpaid. To the fullest extent permitted by law, Guarantor also waives any and all rights or defenses (other than payment) which Borrower or Guarantor may now or hereafter have to the payment of the Guaranteed Obligations, together with all suretyship defenses, which could otherwise be asserted by Guarantor, including defenses arising by reason of (w) any “one action” or “anti-deficiency” law that would otherwise prevent Lender from bringing any action, including, without limitation, any claim for a deficiency, or exercising any right or remedy (including, without limitation, any right of set-off) against Guarantor before or after the commencement or completion of any foreclosure action or sale of any collateral for the Guaranteed Obligations, whether judicially, by exercise of power of sale or otherwise, (x) any other law that in any other way would otherwise require any election of remedies by Lender, (y) any act or omission on the part of Lender which may impair or prejudice the rights of Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from Borrower, Guarantor or any other person, or otherwise operate as a deemed release or discharge or (z) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal.

6.             Neither the liabilities of Guarantor hereunder, nor Lender’s rights hereunder, shall be reduced, limited, terminated or in any other way affected by reason of any guaranty executed in favor of Lender by any other person (and the guaranty hereunder shall be enforceable against Guarantor without regard to such other guaranty or guaranties or any release or consent to departure from, or any amendment or waiver of, any such other guaranty or guaranties).

7.             Until final and prior payment in full to Lender of all Guaranteed Obligations, Guarantor hereby waives any claim or other right which Guarantor may now have or hereafter acquire against Borrower or any other person arising out of the existence or performance of Guarantor’s obligations under this Agreement or otherwise with respect to any of the Guaranteed Obligations, such waiver to include, without limitation, any and all rights by subrogation, reimbursement, exoneration, contribution, indemnification and any right to participate in any claim or remedy of Lender against Borrower any collateral, or any other person by reason of any payment made to or for the benefit of Lender hereunder or otherwise with respect to any of the Guaranteed Obligations, and the right to take or receive from Borrower directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of any such claim or rights. In any bankruptcy proceeding relating to Borrower, Lender shall be entitled to file a proof of claim on Guarantor’s behalf and accept, receipt for and apply amounts so received to the Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably agrees that, until final payment in full of all of the Guaranteed Obligations to Lender, all present and future indebtedness of Borrower to Guarantor shall be and hereby is subordinated in right and time of payment and security to the prior and final payment in full of all of the Guaranteed Obligations to Lender and that until such time Guarantor will not exercise any rights, claims or remedies which Guarantor may acquire by way of subrogation, contribution or the like, whether arising under this Agreement or otherwise with respect to any of the Guaranteed Obligations. If any amount shall be paid to Guarantor in violation of these provisions, such amount shall be deemed to have been paid to Guarantor for, and shall be held in trust for, the benefit of Lender, and shall forthwith be paid over to Lender (with any necessary endorsements) to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured in accordance with their terms.

8.             This Agreement constitutes an absolute, unconditional, irrevocable, present and continuing guaranty of payment and not of collection and all liabilities to which the guaranty hereunder applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. This Agreement shall not be affected or impaired by (i) the death, incapacity, present or future financial condition, dissolution, bankruptcy, insolvency, reorganization, liquidation or the like of Borrower, Guarantor or any other person; (ii) any receipt of any other collateral security, failure to perfect a security interest therein, or release thereof; (iii) any limitation on Borrower’s liability with respect to any of the Guaranteed Obligations now or hereafter imposed by any statute, regulation or other applicable law; (iv) any merger or consolidation of Borrower or Guarantor with or into any other person, or the sale, lease or other disposition of any or all assets of Borrower to any other person; (v) any notice from Guarantor not to renew, extend or otherwise modify any Guaranteed Obligation; (vi) any validity, illegality, irregularity, unenforceability, avoidance or contractual or other subordination of all or any part of the Guaranteed Obligations; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or any defense which Borrower could assert on the Guaranteed Obligations (including, without limitation, failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury).

9.             Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

10.           Each and every default in respect of the Guaranteed Obligations and each and every default hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises, but nothing herein shall preclude Lender from accelerating payment of the Guaranteed Obligations upon the occurrence of any default or of the liabilities of Guarantor as herein provided.

11.           If any claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment or on account of any of the Guaranteed Obligations, including claims in connection with any insolvency, bankruptcy or reorganization of Borrower, and claims of invalid, fraudulent or preferential transfers, and Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or (b) any settlement or compromise of any such claim effected by Lender with any such claimant (including Borrower), then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Guarantor, notwithstanding any revocation or termination hereof or the cancellation of the Note, any other Loan Document or any other instrument evidencing any Guaranteed Obligation, and Guarantor shall be and remain liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

12.           In the event and to the extent that any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

13.           No failure or delay by Lender in exercising any right or remedy and no course of dealing between Lender and Guarantor shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof. All rights and remedies of Lender shall be cumulative and may be exercised singly or concurrently. No notice to or demand on Guarantor shall entitle Guarantor to any other or further notice or demand, or constitute a waiver of Lender’s rights.

14.           This Agreement may not be modified, changed, waived or discharged orally, except by a writing signed by the parties hereto. Any waiver of any provision of this Agreement or any consent to any departure by Guarantor therefrom shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be and remain the independent obligation of Guarantor, shall inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns, and shall be binding upon Guarantor and Guarantor’s heirs, legal representatives, executors, successors and assigns, provided that Guarantor may not transfer, assign or delegate any of Guarantor’s rights or obligations hereunder, and, at Lender’s option, any such purported transfer, assignment or delegation shall be void. This Agreement shall terminate upon final payment in full to Lender of all of the Guaranteed Obligations and termination of any obligation of Lender to make advances or other financial accommodations, and shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of or on account of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of Guarantor or any other person or otherwise, all as though such payment had not been made.

15.           Guarantor will indemnify and hold Lender harmless for, and pay in U.S. dollars all liabilities, losses, damages, claims, taxes, penalties, costs, fees and expenses of any kind whatsoever, including, without limitation, attorneys’ fees, imposed upon, incurred by or asserted against Lender in connection with this Agreement and the enforcement of Lender’s rights hereunder. All payments hereunder shall be made without defense, setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all interest, penalties and other liabilities with respect thereto (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction, or any department, agency, state, political subdivision or taxing authority thereof or therein. If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount thereof, and such additional amounts as may be necessary so that each net payment received by Lender will not be less than the amount provided for herein, provided that any subsequent reimbursement received by Lender from such authority for such withholding or deduction, after its remittance, is reimbursed as soon as practicable to Guarantor. Guarantor will furnish to Lender within 30 days after each payment of Taxes is due, originals or certified copies of tax receipts evidencing such payment. The provisions of this Section shall survive repayment of the Guaranteed Obligations and termination of this Agreement.

16.           Any notice hereunder shall be effective: if sent by mail, three (3) days after deposit in the mails, postage prepaid; if sent by facsimile, when sent with a confirmation received; if delivered by hand or courier when delivered against a receipt therefor; if sent by overnight courier, on the next Business Day to the address for such party listed on the signature page hereto. Each party may change its address for notices by written notice to the other, provided that any notice or other communication delivered prior to receipt of the notice of a change of address shall be deemed effective as set forth above.

17.1         EACH OF GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. In any action or proceeding arising out of or relating to this Agreement, Guarantor hereby irrevocably submits to, and accepts for both Guarantor and Guarantor’s property, the exclusive jurisdiction of the courts of the State of New York and of the Federal courts of the United States, in either case sitting in New York County, provided, that nothing in this Agreement shall be deemed or operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction whether to collect the Obligations or to enforce a judgment or other court order in favor of Lender, or otherwise. Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY ACTION OR SUIT BROUGHT BY LENDER IN CONNECTION HEREWITH. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY (CSC) AT 19 WEST 44TH STREET, SUITE 200, NEW YORK, NY 10036 (THE “SERVICE AGENT”), AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON THE SERVICE AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF GUARANTOR MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (i) HEREBY AUTHORIZES LENDER TO MAKE SUCH ANNUAL OR OTHER PAYMENTS REQUIRED BY THE SERVICE AGENT TO PROVIDE THE ABOVE-DESCRIBED SERVICE (“SERVICE FEES”) AND TO CHARGE ANY OF GUARANTOR’S ACCOUNTS WITH LENDER OR ANY OF ITS AFFILIATES FOR SUCH SERVICE FEES OR TO ADD THE AMOUNT OF SUCH SERVICE FEES TO THE PRINCIPAL AMOUNT OF THE OBLIGATIONS AND TREATED AS A PRINCIPAL PORTION OF THE OBLIGATIONS FOR ALL PURPOSES THEREOF, NOTWITHSTANDING THAT THE PRINCIPAL AMOUNT OF THE OBLIGATIONS MAY THEREBY EXCEED THE MAXIMUM AMOUNT OF THE NOTE, (ii) MAY, AT ANY TIME AND FROM TIME TO TIME, AUTHORIZE LENDER TO DESIGNATE AND PAY A SUBSTITUTE SERVICE AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) HEREBY AUTHORIZES LENDER TO DESIGNATE A SUBSTITUTE SERVICE AGENT (AND NOTIFY GUARANTOR PROMPTLY THEREAFTER) IF THE CURRENT SERVICING AGENT CEASES TO HAVE AN OFFICE IN NEW YORK CITY OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. Guarantor hereby irrevocably waives any objection Guarantor may now or hereafter have to the laying of venue in the aforesaid courts, and any claim that any of the aforesaid courts is an inconvenient forum. To the extent that Guarantor or Guarantor’s property may have or hereafter acquire immunity, on the grounds of sovereignty or otherwise, from any judicial process in connection with this Agreement, Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any such immunity and agrees not to claim same. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive, and may be enforced in any other jurisdiction by suit on the judgment or in any other permitted manner. Guarantor further agrees that any action or proceeding by Guarantor against Lender in respect to any matters arising out of, or in any way relating to, this Agreement or the Obligations or any of the other obligations or agreements of Guarantor hereunder shall be brought only in the State and County of New York.

17.2         If, for the purpose of obtaining a judgment in any court with respect to any obligation of Guarantor under this Agreement it becomes necessary to convert into any other currency any amount in U.S. dollars due hereunder, then that conversion shall be made at the average of the buying spot rates of exchange for freely transferable U.S. dollars (the “Exchange Rate”) in effect at the lending office selected by Lender as at the close of business on the day before the day on which judgment is rendered. If there is a change in the Exchange Rate prevailing between the day before the day on which judgment is rendered and the date of payment of the judgment, then Guarantor shall pay such additional amount as may be necessary to ensure that the amount paid on the date of payment is the amount in such currency which, when converted at the Exchange Rate in effect on the date of payment, is the amount in U.S. dollars then due. Any additional amount owing by Guarantor hereunder shall be due as a separate debt, and shall not be affected by or merged into any judgment obtained for any other amounts due hereunder.

18.           If this Agreement is signed by two or more parties as Guarantor, they shall be jointly and severally liable hereunder, and the term “Guarantor” as used herein shall mean the debtors parties hereto, and each of them. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of an original executed counterpart.

19.           Lender shall have the exclusive right to determine the application of payments and credits, if any, from Guarantor or Borrower or from any other person on account of the Guaranteed Obligations or the liabilities of Guarantor hereunder.

20.           This Agreement has been executed and delivered by Guarantor after arms’-length negotiations between Guarantor or a duly authorized representative of Guarantor and Lender, Guarantor having been represented by counsel of choice of Guarantor during such negotiations, and this Agreement shall not be construed against Lender on the ground that Lender has prepared the same. The Section headings hereof are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. Guarantor waives any obligation which may now or hereafter exist on the part of Lender to inform Guarantor of the risks being undertaken by entering this Agreement or of any changes in such risks.

21.1         For the purposes of this Section 21 the following terms have the following meanings:

“Sanctions” means any trade, economic or financial sanctions laws, sanctions regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority” means any of the United Nations “UN”), the United States of America (“US”), the European Union (“EU”), the United Kingdom of Great Britain and Northern Ireland (“UK”) and the governments and official institutions or agencies of any of foregoing, including but not limited to, the Office of the President of the US, the Office of Foreign Assets Control (“OFAC”) of the US Department of Treasury, the US Department of State, the US Department of Commerce and Her Majesty’s Treasury of the United Kingdom (“HMT”).

“Sanctions Target” means any person who is (A) the subject or target of any Sanctions, or (B) owned 50% or more by, or otherwise controlled by, or acting on behalf of, one or more persons referenced in clause (A) above, or (C) located, organized or resident in a Sanctioned Country.

“Sanctions Violation” means any violation of any Sanctions of any Sanctions Authority.

“Sanctioned Country” means any country or territory that is the subject or target of country-wide or territory-wide Sanctions targeted by OFAC, EU and HMT.

21.2         Guarantor represents and warrants to Lender that (A) Guarantor is not in violation of, and agrees with Lender that Guarantor shall not hereafter violate, any laws, rules or regulations relating to terrorism or money laundering including the law commonly known as the U.S. Patriot Act (any such violation, a “Patriot Act Offense”), (B) neither Guarantor nor its affiliates has nor intends to have any business operations or other dealings (x) in any Sanctioned Country, (y) with any Specially Designated National (“SDN”) on OFAC’s SDN list or with a person targeted by asset freeze sanctions imposed by the UN, EU or HMT, or (z) involving services of a Sanctioned Country, and (C) Guarantor shall deliver to Lender any certification or other evidence, including evidence of identification, required by Lender to confirm compliance by Guarantor with the provisions hereof.  With regard to Sanctions Violations of US Sanctions, this provision shall apply only if and to the extent that it does not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996 as amended by Commission Delegated Regulation (EU) 2018/1100 of 6 June 2018, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV) or any other applicable anti-boycott or similar laws or regulations. Notwithstanding the foregoing, in the event that Guarantor uses any part of the proceeds advanced under any Loan Document in actual violation of any Sanctions, Lender shall have the right to exercise all remedies available to it in accordance with the provisions of Section 6 hereof.  In addition, Guarantor will not directly or indirectly use any part of the proceeds advanced under the Loan Documents, or lend, contribute or otherwise make available such proceeds to any person (1) to fund or facilitate any activities of or business with a person that, at the time of such funding or facilitation, is a Sanctions Target, or (2) to fund or facilitate any activities of, or business in, a Sanctioned Country, or (3) to fund or facilitate any activity or business that, at the time of such funding or facilitation, is subject to Sanctions, or (4) in any other manner that will result in a Sanctions Violation, or (5) who has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense including the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense or (6) is currently under investigation by any governmental authority for alleged criminal activity.

22.           This Agreement represents the entire agreement of Guarantor and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

23.           Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender (or any affiliate of Lender) to or for the credit or the account of Guarantor against any and all of the Guaranteed Obligations, whether or not Lender shall have made any demand under this Agreement, the Note, any other Loan Document or otherwise, and although such obligations may be unmatured. Lender agrees promptly to notify Guarantor after any such setoff and application, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that Lender may have.

24.          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES WOULD DIRECT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION). THE PARTIES AGREE THAT THE STATE OF NEW YORK IS LENDER’S JURISDICTION FOR PURPOSES OF ARTICLES 8 AND 9 OF THE UCC.

25.           ALL OR CERTAIN OF THE GUARANTEED OBLIGATIONS MAY BE PAYABLE ON DEMAND. GUARANTOR ACKNOWLEDGES AND AGREES THAT, IN SUCH EVENT, NO PROVISION HEREOF OR OF ANY OTHER AGREEMENT BETWEEN GUARANTOR AND LENDER IS INTENDED TO OR SHALL IN ANY WAY LIMIT, PREJUDICE OR OTHERWISE AFFECT THE DEMAND NATURE OF SUCH OBLIGATIONS, AND THAT LENDER SHALL HAVE THE ABSOLUTE AND UNCONDITIONAL RIGHT TO DEMAND PAYMENT OF SUCH GUARANTEED OBLIGATIONS IN ITS DISCRETION, REGARDLESS OF THE EXISTENCE OF ANY PROVISION HEREOF OR OF ANY COMPLIANCE OR NON-COMPLIANCE BY GUARANTOR WITH ANY SUCH PROVISION.

[Remainder of Page Intentionally Left Blank
Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Agreement as of the 25th day of January, 2024.

Guarantor Information:

Address for Notices:	Guarantor: Psyence Biomed II Corp.

121 Richmond Street West, Penthouse Suite 1300 Toronto, Ontario M5H 2K1

Telephone No.: 416-346-7764	By:
Facsimile No.: N/A	Name: Neil Maresky
Title: Chief Executive Officer and Director

Direct Controlling Parties (if Guarantor is a non-natural person - see §2.2):

Neil Maresky (CEO/Director)

Type of Organization:

A corporation organized under the laws of Ontario, Canada

Address:
Lender

By:
Name:
Title: Authorized Signatory